  Exhibit 5.1

KELLEY DRYE & WARREN llp A LIMITED LIABILITY PARTNERSHIP

WASHINGTON,DC LOS ANGELES,CA CHICAGO,IL HOUSTON,TX AUSTIN,TX PARSIPPANY, NJ STAMFORD, CT BRUSSELS, BELGIUM AFFILIATE OFFICE MUMBAI, INDIA	101 PARK AVENUE NEW YORK, NY 10178 (212) 808-7800	FACSIMILE (212) 808-7897 www.kelleydrye.com

January 12, 2018

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170

Ladies and Gentlemen:

We have acted as special counsel to Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the issuance and sale by the Company, from time to time, of up to $100,000,000 aggregate maximum offering price of (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) and (v) units, consisting of a combination of two or more of the foregoing securities (the “Units,” and collectively with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Securities.

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated through the date hereof; records of corporate proceedings of the Company, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the SEC; resolutions adopted by the Board of Directors of the Company; and such matters of law deemed necessary by us in order to deliver this opinion.

January 12, 2018
KELLEY DRYE & WARREN LLP
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We have assumed, without independently verifying or having any duty to verify, that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable, and that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

We have also assumed that the total number of shares of Common Stock and Preferred Stock to be issued under the Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, including upon conversion of the Preferred Stock into Common Stock, or upon exercise of the Warrants or conversion of the Debt Securities, or otherwise, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under the Certificate of Incorporation of the Company.

This opinion is subject to the following additional limitations and qualifications:

(a)           We express no opinion concerning any law of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

(b)           We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, it is our opinion that:

1.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock, and when such shares of Common Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

January 12, 2018
KELLEY DRYE & WARREN LLP
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2.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of a series of Preferred Stock, and when such shares of such series of Preferred Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.           When necessary corporate action on the part of the Company has been taken to authorize an indenture, if applicable, and the issuance and sale of a series of Debt Securities, including (i) the fixing and determination of the terms of the Debt Securities and (ii) if applicable, the reservation of a sufficient number of shares of Common Stock (or Preferred Stock) for issuance upon conversion of the Debt Securities (and if Preferred Stock, a sufficient number of shares of Common Stock for issuance upon conversion of such Preferred Stock, if applicable), and when such indenture and such Debt Securities have been duly executed, authenticated, issued, paid for and delivered or, in the case of “book-entry” Debt Securities, entered under the names of the purchasers thereof on the books of a depositary, in accordance with such Indenture and the applicable underwriting or other agreement, such Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms.

4.           When necessary corporate action on the part of the Company has been taken to authorize the Warrants and the issuance and sale of the Warrants, including (i) the fixing and determination of the terms of the Warrants and (ii) if applicable, the reservation of a sufficient number of shares of Common Stock or Preferred Stock for issuance upon exercise of the Warrants (and if Preferred Stock, a sufficient number of shares of Common Stock for issuance upon conversion of such Preferred Stock, if applicable) and when such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with such Warrant and the applicable underwriting or other agreement, such Warrants will be valid and binding instruments of the Company, enforceable in accordance with their terms.

5.           If any Securities are issuable (the “Issuable Securities”) as Units or upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 thorough 4 above, as the case may be and the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and to the extent the relevant Issuable Securities are Debt Securities or Warrants, such Issuable Securities will constitute valid and binding obligations or instruments, respectively, of the Company, enforceable against the Company in accordance with their terms.

January 12, 2018
KELLEY DRYE & WARREN LLP
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In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Company shall not have been dissolved; (ii) the Board of Directors of the Company shall have duly established the terms of such Security; (iii) the due authorization of the issuance and sale thereof shall not have been modified or rescinded; (iv) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended, terminated or rescinded; (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (vi) none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery thereof or the compliance by the Company with the terms thereof will violate any law, rule or regulation or will result in a violation of any provision of any contract, agreement or instrument then binding upon the Company or any restriction imposed by any court or any governmental or regulatory authority, agency or body having jurisdiction over the Company; (vii) all securities into which a Security may be convertible or exercisable will have been duly and validly reserved by the Company; and (viii) all Securities are issued in accordance with the Certificate of Incorporation and By-Laws of the Company and the DGCL.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the DGCL or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption “Validity of the Securities.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

/s/ Kelley Drye & Warren LLP

KELLEY DRYE & WARREN LLP